Exhibit 8.3.2

                      MainStreet Assignment and Assumption

                                 [See Attached]


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                       ASSIGNMENT AND ASSUMPTION AGREEMENT
           (MainStreet Healthcare Corporation, a Delaware corporation)


         KNOW ALL MEN, that MAINSTREET HEALTHCARE CORPORATION, a Delaware corporation with its principal office at 2370 Main Street, Tucker, Georgia (the "Assignor"), for and in consideration of good and valuable consideration to it in hand paid at or before the ensealing and delivery of these presents, by UCI MEDICAL AFFILIATES OF GEORGIA, INC., a South Carolina corporation ("Assignee"), the receipt and sufficiency whereof is hereby acknowledged, hereby assigns to Assignee all of Assignor's right, title and interest in and to all the intangible assets and rights composing portions of the MainStreet Assets as described in the Acquisition Agreement and Plan of Reorganization dated effective as of February 9, 1998, by and between Assignor; Assignee; UCI Medical Affiliates, Inc., a Delaware corporation; MainStreet Healthcare Medical Group, PC, a Tennessee professional corporation; MainStreet Healthcare Medical Group, P.C., a Georgia professional corporation; Prompt Care Medical Center, Inc., a Georgia corporation; Michael J. Dare; A. Wayne Johnson; PENMAN Private Equity and Mezzanine Fund, L.P., a Delaware limited partnership; and Robert G. Riddett, Jr. (the "Agreement"), all as provided in the Agreement.

         Assignee hereby covenants with Assignor to assume and faithfully perform and discharge all of the terms, covenants, liabilities and obligations set forth on Schedule 1 attached hereto (subject to the Agreement) maturing and to be performed or discharged by Assignor, if any, under the above assigned contracts beginning on the date hereof and henceforth.

         This Assignment is made, executed, and delivered pursuant to the Agreement, and is subject to all the terms, provisions and conditions thereof, including (without limitation) the mutual indemnifications therein. To the extent of any conflict between the terms hereof and thereof, the terms of the Agreement shall be controlling. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement unless the context clearly requires otherwise.

                            [SIGNATURE PAGE ATTACHED]


ASSIGNMENT AND ASSUMPTION AGREEMENT
PAGE 1

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         IN WITNESS WHEREOF, the parties have duly executed this Assignment and
Assumption Agreement to be effective as of the 31st day of March, 1998.


                                    ASSIGNOR:
                                    ---------

IN THE PRESENCE OF:                 MAINSTREET HEALTHCARE CORPORATION, a
                                    Delaware corporation
                                                 (CORPORATE SEAL)


_______________________             By:_________________________________________
(Witness)                            Its:_______________________________________


_______________________
(Witness)

                                    ASSIGNEE:
                                    ---------

                                    UCI MEDICAL AFFILIATES OF GEORGIA, INC., a South Carolina corporation

_______________________
(Witness)
                                    By:_________________________________________
                                     Its:_______________________________________

_______________________
(Witness)


ASSIGNMENT AND ASSUMPTION AGREEMENT
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                                   SCHEDULE 1

                            LIABILITIES TO BE ASSUMED


         1. MainStreet Equipment Leases (as defined in the Agreement);

         2. MainStreet Real Estate Leases (as defined in the Agreement); and

         3. that certain line of credit obligation with Bank One, N.A. (formerly NPL-LP, Inc.),

All as set forth in that certain Asset Purchase Agreement and Plan of Reorganization dated as of February 9, 1998.

ASSIGNMENT AND ASSUMPTION AGREEMENT
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